LEASE AGREEMENT

BY AND BETWEEN

MA-RIVERSIDE PROJECT, L.L.C., AS LANDLORD

AND

TECHTARGET, INC., AS TENANT

DATED

JULY ____, 2009

ONE RIVERSIDE CENTER, NEWTON, MASSACHUSETTS

Table of Contents

Page

1.1.	Introduction
1.2.	Basic Data
1.3.	Additional Definitions

ARTICLE II PREMISES AND APPURTENANT RIGHTS
2.1.	Lease of Premises
2.2.	Appurtenant Rights and Reservations
2.3.	Rooftop Equipment
2.4.	Fitness Center
2.5.	Cafeteria
2.6           Adjustment to Premises Rentable Area
ARTICLE III RENT
3.1.	Basic Rent
3.2           Expenses and Taxes
3.3           Independent Covenants
ARTICLE IV TERM OF LEASE
4.1.	Commencement Date
4.2.	Preparation of the Premises
4.3.	Conclusiveness of Landlord’s Performance; Warranties
4.4	Relocation Expense Reimbursement……………………………………………….

ARTICLE V USE OF PREMISES
5.1.	Permitted Use; Compliance with Laws
5.2.	Installations and Alterations by Tenant

ARTICLE VI ASSIGNMENT AND SUBLETTING
6.1.	Prohibition
6.2.	Excess Payments

ARTICLE VII RESPONSIBILITY FOR REPAIRS AND CONDITIONS OF PREMISES
7.1.	Landlord Repairs
7.2.	Tenant’s Agreement
7.3.	Floor Load - Heavy Machinery
7.4.	Building Services
7.5.	Electricity
7.6.	Interruption of Services

ARTICLE VIII OMITTED

ARTICLE IX OMITTED

ARTICLE X INDEMNITY AND PUBLIC LIABILITY INSURANCE
10.1.Tenant’s Indemnity
10.2.Tenant's Insurance
10.3.Tenant’s Risk
10.4.Injury Caused by Third Parties
10.5.Landlord’s Insurance
10.6.Waiver of Subrogation

ARTICLE XI LANDLORD’S ACCESS TO PREMISES
11.1.Landlord’s Rights

ARTICLE XII FIRE, EMINENT DOMAIN, ETC.
12.1.Abatement of Rent
12.2.Right of Termination
12.3.Restoration
12.4.Award
12.5.Temporary Taking

ARTICLE XIII DEFAULT
13.1.Default
13.2.Remedies

ARTICLE XIV MISCELLANEOUS PROVISIONS AND
14.1.Extra Hazardous Use
14.2.Waiver
14.3.Covenant of Quiet Enjoyment
14.4.Landlord’s Liability
14.5.Notice to Mortgagee
14.6.Assignment of Rents and Transfer of Titles
14.7.Rules and Regulations
14.8.Additional Charges
14.9.Invalidity of Particular Provisions
14.10.Provisions Binding, Etc.
14.11.Recording
14.12.Notices
14.13.When Lease Becomes Binding
14.14.Paragraph Headings
14.15.Rights of Mortgagee
14.16.Status Report
14.17.Security Deposit
14.18.Remedying Defaults; Late Payments
14.19.Holding Over
14.20.Surrender of Premises
14.21.Brokerage
14.22.Environmental Compliance
14.23.Exhibits
14.24.Governing Law
14.25.Evidence of Authority.
14.26.Representations and Warranties of Tenant.
14.27.Landlord’s Representations and Warranties
14.29.Force Majeure Event

ARTICLE XV TENANT OPTION TO EXTEND
15.1.Fair Market Rent
15.2.Option to Extend

ARTICLE XVI RIGHT OF FIRST OFFER TO LEASE

EXHIBIT LIST

Exhibit A:                                The Land
Exhibit B:                                Floor Plan
Exhibit B-1:                                Omitted
Exhibit B-2                                Signage
Exhibit B-3:                                Dock Storage Space Plan
Exhibit C:                                Landlord's Work
Exhibit D:                                Omitted
Exhibit E:                                Cleaning Specifications
Exhibit F:                      Expenses and Taxes
Exhibit G:                                Rules and Regulations
Exhibit G-1:                                Parking Rules and Regulations
Exhibit H:                                Form of Letter of Credit
Exhibit I:                      Property Title Policy
Exhibit J:                      Commencement Date Letter

Exhibit K:                                Security Protocols and Services

Exhibit L:                                SNDA Form

Lease Agreement

THIS INSTRUMENT IS A LEASE, dated as of July ___, 2009, in which the Landlord and the Tenant are the parties hereinafter named, and which relates to space in a building (the “Building”) located at One Riverside Center, Newton, Massachusetts.  The parties to this instrument hereby agree with each other as follows:

BASIC LEASE PROVISIONS

1.1.	Introduction

The following sets forth basic data and, where appropriate, constitutes definitions of the terms hereinafter listed.

1.2.	Basic Data

Landlord:                                MA-Riverside Project, L.L.C., a Delaware limited liability company

Landlord’s Original Address: 125 Summer Street, 17th Floor, Boston, MA 02110

Tenant:                      Tech Target, Inc., a Delaware corporation

Tenant’s Original Address:

Before the Commencement Date:                                                                           117 Kendrick Street, Suite 800, Needham, MA 02494

From and After the Commencement Date:  The Premises.

Building:                      The improvements known as Building One, Building Two and Building Three, located at 275 Grove Street, Newton, Massachusetts, comprised of approximately 508,368 rentable square feet.

Basic Rent per square foot of the Premises Rentable Area per annum:

Year 1 through Year 2:                                                                $31.00

Year 3 through Year 4:                                                                $32.00

Year 5 through Year 6:                                                                $33.00

Year 7 through Year 8                                                                           $34.00

Year 9 through Year 10                                                                $35.50

Basic Rent may be adjusted and/or abated pursuant to Section 4.2 and 12.1.

Tenant shall also pay additional rent at the rate of $10.00 per rentable square foot per year for Tenant’s Dock Storage Space under the provisions of Section 7.4(a) below, commencing on the Commencement Date.

Basic Rent Commencement Date:  The date which is ten (10) full calendar months after the Commencement Date.

Premises Rentable Area:  Approximately eighty-seven thousand eight hundred seventy-five (87,875) square feet in Building One, of which approximately fourteen thousand five hundred twenty-seven (14,527) square feet are located on the first floor (known as Suite No. 150), approximately forty-four thousand nine hundred sixty-two (44,962) square feet are located on the second floor (known as Suite No. 200), and approximately twenty-eight thousand three hundred eighty-six (28,386) square feet are located on the third floor of the Building.

Permitted Uses:  General office use and uses ancillary to general office, use such as data centers and training rooms.

Parking Space:  270 parking spaces, subject to the terms of Section 2.2 below.

Tenant’s Pro Rata Share:                                                                17.29%

Scheduled Completion Date:  January 1, 2010.

Initial Term:  A term which commences on the Commencement Date and expires on the last day of the calendar month in which occurs the tenth (10th ) anniversary of the Commencement Date.

Security Deposit:  $1,485,000.00, subject to adjustment pursuant to Section 14.17.

Base Year for Expenses: The Base Year for Expenses shall be calendar year 2010.

Base Year for Taxes: The Base Year for Taxes shall be calendar year 2010.

Commercial General Liability Insurance:  $1,000,000 per occurrence and $2,000,000 annual aggregate (and not more than $25,000 self-insured retention) and a minimum excess/umbrella limit of $2,000,000.

1.3.	Additional Definitions

Audit Confidentiality Agreement:  As defined in Section 4 of Exhibit F attached hereto.

Building Rentable Area:  Approximately 508,368 square feet.

Business Days:  Monday through Friday of each week, exclusive of New Year’s Day, President’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day (“Holidays”).  Landlord may designate additional Holidays that are commonly recognized by other office buildings in the area in which the Building is located for the purpose only of cancellation of the cleaning and janitorial services to be provided by Landlord under the provisions of Section 7.4(b)(ii) on such additional days.

Commencement Date:  As defined in Section 4.1.

Default of Tenant:  As defined in Section 13.1.

Landlord’s Work:  As defined in Section 4.2.

Normal Business Hours:  As defined in Section 7.4.a.

Expenses:  As determined in accordance with Section 2.01 of Exhibit F attached hereto.

Expense Excess:  As defined in Section 1.01 of Exhibit F attached hereto.

Objection Notice:  As defined in Section 4 of Exhibit F attached hereto.

Objection Period:  As defined in Section 4 of Exhibit F attached hereto.

Payback Period:  As defined in Section 2.02 of Exhibit F attached hereto.

Premises: The portion of the Building as shown on Exhibit B attached hereto (excluding the portion of Exhibit B associated with the Building’s roof)

Property:  The land parcel as described in Exhibit A and the Building thereon (including adjacent sidewalks).

Rent:                      Annual Basic Rent, Expense Excess, Tax Excess, and all other amounts payable by Tenant hereunder.

Request for Information:  As defined in Section 4 of Exhibit F attached hereto.

Review Notice:  As defined in Section 4 of Exhibit F attached hereto.

Review Notice Period:  As defined in Section 4 of Exhibit F attached hereto.

Tax Excess:  As defined in Section 1.01 of Exhibit F attached hereto.

Taxes:  As defined in Section 3 of Exhibit F attached hereto.

Tenant’s Auditors:  As defined in Section 4 of Exhibit F attached hereto.

Tenant’s Delay:  As defined in Section 4.2.

Tenant’s Plans:  As defined in Section 4.2.

Tenant’s Removable Property:  As defined in Section 5.2.

Term of this Lease:  The Initial Term and any extension thereof in accordance with the provisions hereof.

ARTICLE II

PREMISES AND APPURTENANT RIGHTS

2.1.	Lease of Premises

Landlord hereby demises and leases the Premises to Tenant for the Term of this Lease and upon the terms and conditions hereinafter set forth, and Tenant hereby accepts the Premises from Landlord.

2.2.	Appurtenant Rights and Reservations

Tenant shall have, as appurtenant to the Premises, (i) the non-exclusive right to use, and permit its invitees to use, in common with others, public or common lobbies, hallways, stairways, and elevators and common walkways, driveways and drive aisles necessary for access to the Building, and if the portion of the Premises on any floor includes less than the entire floor, the common toilets, corridors and elevator lobby of such floor; but such rights shall always be subject to reasonable rules and regulations from time to time established by Landlord pursuant to Section 14.7 and to the right of Landlord to designate and change from time to time areas and facilities so to be used; provided the same does not adversely effect Tenant’s access to the Premises or use of the Premises for the Permitted Uses; and (ii) two hundred seventy (270) parking spaces, of which twenty-two (22) parking spaces shall be within the executive parking area under Building One, one hundred ninety-one (191) parking spaces shall be in the exterior parking garage, and fifty-seven (57) parking spaces shall be located on the surface lot, on a non-exclusive, first-come, first-served basis, and in accordance with the provisions of Exhibit G-1.  Throughout the Term, Landlord shall provide a parking access card or other monitoring device to each employee of Tenant upon Tenant’s request, if such parking access cards or other monitoring devices are required for access to these parking facilities. The Building shall be designated a non-smoking area and Tenant will comply, and will use diligent efforts to cause its employees and invitees to comply, with Building regulations regarding non-smoking areas.

Excepted and excluded from the Premises are the ceiling, floor and all perimeter walls of the Premises, except the inner surfaces thereof, but the entry doors to the Premises are a part thereof; and Tenant agrees that Landlord shall have the right to place in the Premises (but in such manner as to reduce to a minimum interference with Tenant’s use of the Premises) utility lines, pipes and the like, in, over and upon the Premises, provided that Landlord shall, if it is reasonably feasible, place such utility lines, pipes and the like behind the walls, above the ceilings and below the floor of the Premises. Tenant shall install and maintain, as Landlord may require, proper access panels in any hung ceilings or walls as may be installed by Tenant following completion of the initial improvements to afford access to any facilities above the ceiling or within or behind the walls of the Premises.  Notwithstanding the foregoing, subject to availability, Tenant, at no additional charge, shall have the non-exclusive right to use the Building shafts, risers or conduits between the Premises and the main point of entry (MPOE) for the installation and maintenance of conduits, cables and other similar devices for communications, data processing devices, and other facilities consistent with Tenant’s use of the Premises and other uses in the Building, provided that Tenant does not utilize a larger portion of the shafts, risers or conduits than Landlord deems to be standard for the Building.  Landlord shall provide access to Tenant to those portions of the Building necessary for the foregoing installation and maintenance activities by Tenant.

2.3.	Rooftop Equipment

Landlord hereby grants to Tenant a license to use, at Tenant’s sole cost and expense (and upon payment of Landlord’s monthly fee of $200 per item of equipment therefor, payable as additional rent with monthly payments of Basic Rent hereunder) an eight (8) foot by eight (8) foot portion of the roof of the Building in a location to be designated by Landlord for the installation of a satellite dish or dishes (or other communications equipment) and for supplemental cooling equipment, to be used exclusively in the conduct of Tenant’s business in the Premises and not for lease or license to third parties, and for the installation of HVAC equipment exclusively servicing the Premises, with conduits connecting such equipment to the Premises in a vertical chase to be designated by Landlord (collectively, the “Rooftop Equipment”).   The Rooftop Equipment shall be subject to Landlord’s reasonable approval with respect to size, method of installation, and visibility.   Tenant shall install the Rooftop Equipment at its sole cost and expense, in accordance with the provisions of this Section 2.3 and Section 5.2 of this Lease.  Tenant shall repair any damage to the roof caused by the installation, operation, or removal of the Rooftop Equipment, compensate Landlord for any impairment of Landlord’s roof warranty resulting therefrom, and remove all Rooftop Equipment at the end of the Term of this Lease unless Landlord expressly waives in writing the requirement of such removal.  Landlord assumes no responsibility for interference in the operation of Tenant’s Rooftop Equipment caused by other equipment installed elsewhere in or on the Building or elsewhere on the Property.  If the operation of the Rooftop Equipment of Tenant conflicts with the operation of the Rooftop Equipment of any other tenant of the Building, Landlord shall mediate the resolution of such conflict to accommodate the mutual needs of the parties to the extent feasible.  The obligations of Tenant hereunder shall survive the expiration or termination of this Lease.

2.4.	Fitness Center

During the entire Term, Landlord shall provide a fitness center in the Building at no additional cost to Tenant for use in common by Tenant and other Building occupants.  Landlord shall upgrade the existing fitness center as part of Landlord’s Work in accordance with the specifications set forth in Exhibit C.   Landlord shall have no obligation to provide staffing, laundry or other services for the fitness center, other than routine maintenance, repair and cleaning (in accordance with Exhibit E), and replacement of equipment as needed from time to time.  The Fitness Center shall be fully operational by no later than June 1, 2010.

2.5.	Cafeteria

Landlord shall provide a cafeteria in the Building for use in common by Tenants and other Building occupants (the “Cafeteria”).  The Cafeteria will be staffed by a food service operator, which shall be consistent with food service operators used in other suburban office buildings in the Boston area, the cost of which shall constitute an Operating Expense hereunder to the extent incurred by Landlord.   The Cafeteria is leased to such an operator, with whom Tenant may make arrangements for Tenant meetings and gatherings for its employees during non-service hours at no cost to Tenant other than the cost of restoring the Cafeteria to its condition prior to such use.

ARTICLE III

RENT

3.1.	Basic Rent

Tenant agrees to pay to Landlord, or as directed by Landlord, commencing on the Basic Rent Commencement Date, without offset, abatement (except as provided in Article 12.1), deduction or demand, the Basic Rent.  Such Basic Rent shall be payable in equal monthly installments, in advance, on the first day of each and every calendar month during the Term of this Lease, at Landlord’s Original Address, or at such other place as Landlord shall from time to time designate by notice.  Until notice of some other designation is given, Basic Rent and all other charges for which provision is herein made shall be paid by remittance payable to Landlord, at Landlord’s Original Address, or at such other place as Landlord shall from time to time designate by notice.  Basic Rent for any partial month shall be prorated on a daily basis.  If the Basic Rent Commencement Date is a day other than the first day of a calendar month, the first payment which Tenant shall make to Landlord shall be equal to a proportionate part of the monthly installment of Basic Rent for such partial month from such date to the last day of the month in which such date occurs.  In addition to any charges pursuant to Section 14.18, Tenant shall pay a late charge equal to 5% of the amount of any Basic Rent payment not paid within seven  (7) days of the due date thereof more than once in any twelve (12) month period.

3.2.	Taxes and Expenses

Tenant shall pay Tenant’s Pro Rata Share of Taxes and Expenses as additional rent hereunder in accordance with Exhibit F of this Lease.

3.3.	Independent Covenants

The foregoing covenants of Tenant are independent covenants and Tenant shall have no right to withhold or abate any payment of Basic Rent, additional rent or other payment, or to set off any amount against the Basic Rent, additional rent or other payment then due and payable, except as expressly set forth in this Lease, or to terminate this Lease, because of any breach or alleged breach by Landlord of this Lease; Tenant hereby acknowledges and agrees that it has been represented by counsel of its choice and has participated fully in the negotiation of this Lease, that Tenant understands that the remedies available to Tenant in the event of a default by Landlord may be more limited than those that would otherwise be unavailable to Tenant under the common law in the absence of certain provisions of this Lease, and that the so-called “dependent covenants” rule as developed under the common law (including, without limitation, the statement of such rule as set forth in the Restatement (Second) of Property, Section 7.1) shall not apply to this Lease or to the relationship of landlord and tenant created hereunder.

ARTICLE IV

TERM OF LEASE

4.1.	Commencement Date

The term “Commencement Date” shall mean the date which is the later to occur of:

a.	The Scheduled Completion Date; or

b.	The day following the date on which the Premises are ready for occupancy as provided in Section 4.2.

Notwithstanding the foregoing, if Tenant’s personnel shall occupy all or any part of the Premises for the conduct of its business (which shall not include Tenant’s (or its agents) activities related to the preparation of the Premises for occupancy and use, including Tenant’s access to the Premises pursuant to Section 4.2(c) hereof) before the Commencement Date as determined pursuant to the preceding sentence, such date of occupancy shall, for all purposes of this Lease, be the Commencement Date.  Promptly after the determination of the Commencement Date, Landlord and Tenant shall executed and deliver a commencement letter substantially in the form attached hereto as Exhibit J.

4.2.	Preparation of the Premises

a.
Landlord and Tenant have approved the plans and specifications attached hereto as Exhibit B and Exhibit C (the “Plans”).   It is expressly understood that Tenant’s approval of the Plans is for the benefit of Landlord and Tenant, without representation or warranty by Tenant or any party claiming by, through or under Tenant with respect to the compliance thereof with applicable Laws.  Landlord shall use Visnick & Caulfield to provide architectural services for the planning and construction of Landlord’s Work.  Landlord shall exercise all reasonable efforts to complete the work (“Landlord’s Work”) as specified in the Plans, including the work in the Premises, the Fitness Center (if Landlord elects the Landlord Fitness Center Option) and the Cafeteria, as set forth in Exhibit C.  If Landlord's Work has not been substantially completed by the Scheduled Completion Date, this Lease shall nevertheless continue in full force and effect and Landlord shall continue to use diligent efforts to substantially complete Landlord's Work.  Landlord shall perform Landlord's Work at its sole cost and expense, and in a lien free manner; provided that Landlord shall have the right to bond over any liens filed against the Premises or the Building.  Landlord shall make such changes to the Plans as may be reasonably requested by Tenant, provided that Tenant shall pay for all costs associated therewith, and any delay occasioned thereby shall be a Tenant Delay.  Any such increase shall be paid to Landlord 50% upon the date of Tenant’s authorization to Landlord to proceed with such change, and 50% upon substantial completion thereof as certified by Landlord's architect.  Tenant shall, if requested by Landlord, execute a written confirmation of such excess costs and Tenant’s agreement to any Tenant Delay occasioned thereby before the time Landlord shall be required to commence work.  Tenant shall not be responsible for any increase in the cost of Landlord’s Work or any delay thereof caused by Landlord’s failure to perform Landlord’s Work in accordance with the Plans.  Landlord shall, at its expense, procure a certificate of occupancy or an equivalent use or occupancy permit or approval issued by the local building inspector in connection with its construction obligations hereunder as a condition to the occurrence of the Commencement Date.  Tenant shall have the right to inspect the progress of Landlord’s Work from time to time upon reasonable prior verbal notice to Landlord.  Landlord shall also respond to Tenant’s reasonable requests for verbal updates as to the progress of Landlord’s Work.

b.	The Premises shall be deemed ready for occupancy, and “substantial completion” shall be deemed to have occurred on the first day as of which:

i.
Each of the following shall have occurred: (A) Landlord’s Work has been completed in accordance with the Plans, except for items of work (and, if applicable, adjustment of equipment and fixtures) which can be completed after occupancy has been taken without causing undue interference with Tenant’s use and occupancy of the Premises for the conduct of business (i.e., so-called “punch list” items); (B) a certificate of occupancy or an equivalent use or occupancy permit or approval has been issued by the local building inspector permitting the use of the Premises for the Permitted Uses; and (C) a certificate of substantial completion has been issued to Landlord and Tenant by Landlord’s architect in connection with Landlord’s construction obligations hereunder (which determination shall be made by Landlord’s architect and shall be conclusive and binding upon Landlord and Tenant); and

ii.
Tenant has been given notice of the date that Landlord’s Work was or will be completed, such notice to be given by Landlord to Tenant at least ten (10) days before the anticipated date of substantial completion.  Landlord shall complete within sixty (60) days of substantial completion or as soon any as conditions imposed by Tenant permit all “punch list” items and Tenant shall afford Landlord access to the Premises for such purposes.  All telephone installation in the Premises shall be the responsibility of the Tenant, except as set forth in Exhibit C.  Failure or delay of such installation shall not delay the above completion date.

c.
Twenty-one (21) days prior to each Scheduled Access Date (as defined below) Landlord shall notify Tenant (which notice may be verbal to Tenant’s representative in respect of Landlord’s Work) that Tenant may access the Premises for the purpose of allowing Tenant or its contractors, without the requirement for payment of Rent, to prepare the Premises for occupancy and use, including to install furniture and similar set up work required to prepare the Premises for occupancy when such access may be provided without material interference with the remaining Landlord Work provided that any such work to be performed by Tenant or its contractor’s during such period shall (i) not interfere with the remaining Landlord Work, (ii) be coordinated with the remaining Landlord Work in such a manner as to maintain harmonious labor relations and not cause any work stoppage or damage to the Premises or the Building and (iii) not interfere with Building construction or operation.  Tenant agrees not to employ or permit the use of any labor or otherwise take any action which might result in a labor dispute involving personnel providing services in the Building pursuant to arrangements with Landlord.  The respective dates on which Landlord shall provide Tenant with access to the following floors of the Premises (each, a “Scheduled Access Date”) are as follows:  (w) Third Floor, February 1, 2010; (x) Server Room on Second Floor, February 8, 2010; (y) Second Floor (other than Server Room), February 12, 2010, and (z) First Floor, February 15, 2010.  Each one (1) day delay in either the provision of notice hereunder or in a Scheduled Access Delay shall be deemed to be one (1) day of Landlord’s Delay, in the event that Tenant is actually delayed by any of the above.  In addition, in the event that access to any floor is delayed beyond a Scheduled Access Date, and Tenant incurs overtime furniture installation costs in order to achieve its targeted move in date, Landlord shall reimburse Tenant for the overtime component of such installation costs, provided that Tenant has discussed the situation with Landlord in advance.

d.	If a delay shall occur in the date the Premises are ready for occupancy pursuant to paragraph (b) as the result of any of the following (a “Tenant’s Delay”):

i.	Any documented request by Tenant that Landlord delay in the commencement or completion of Landlord’s Work for any reason;

ii.	Any change by Tenant in any of the Landlord's Work that, in Landlord's reasonable judgment, causes a delay in Landlord's completion of Landlord's Work;

iii.	Any failure by Tenant to adhere timely to the schedule set forth in Exhibit C, except for schedule delays mutually and expressly agreed upon by Landlord and Tenant;

iv.	Any other act or omission of Tenant or its officers, agents, servants or contractors;

v.
Any reasonably necessary displacement of any of Landlord’s Work from its place in Landlord’s construction schedule resulting from any of the causes for delay referred to in clauses i., ii., iii., or iv of this paragraph and the fitting of Landlord’s Work back into such schedule (which fitting Landlord shall use reasonable efforts to do and give Tenant notice of the proposed revised schedule); or

vi.	Any act or omission of Tenant in violation of paragraph (d) above;

Then, in the event that Landlord is actually delayed by any of the above, Tenant shall, prior to the Commencement Date, pay the Landlord as an additional charge for each day of such delay equal to the amount of Basic Rent, Escalation Charges and other charges that would have been payable hereunder had the Commencement Date occurred before such Tenant’s Delay.  Tenant also shall pay to Landlord within ten (10) days of  invoice therefor, any additional costs incurred by Landlord in completing the work to the extent that such costs are reasonably attributable to such Tenant’s Delay.  Landlord will use reasonable efforts to deliver notice to Tenant, if circumstances permit, of any of the foregoing if Landlord has knowledge that such event may give rise to a Tenant’s Delay.  It is expressly agreed that a delay by Tenant as described in this clause (d) shall not constitute a Tenant’s Delay to the extent the delay is caused by a Force Majeure Event”, or by a change or delay caused by Landlord’s failure to perform Landlord’s Work in accordance with the Plans.

e.
If, as a result of Tenant’s Delay(s), Landlord’s Work is delayed in the aggregate for more than ninety (90) successive days, Landlord may (but shall not be required to) at any time thereafter terminate this Lease by giving written notice of such termination to Tenant and thereupon this Lease shall terminate without further liability or obligation on the part of either party except that Tenant shall pay to Landlord the cost theretofore incurred by Landlord in performing Landlord’s Work.

f.
If the Premises are not “ready for occupancy” by January 1, 2010 other than as the result of a Tenant’s Delay or a Force Majeure Event (a “Landlord Delay”), then for each day after such date that Landlord’s Work is not “ready for occupancy” Tenant shall receive a credit against the Basic Rent hereunder in an amount equal to the actual holdover rent and legal expenses, in excess of its current rent (the “Holdover Costs”), actually incurred by Tenant (as evidenced by rental invoices received by Tenant), not to exceed the 150% of Tenant’s current base rent (“Holdover Costs Cap”) under  Tenant’s lease with Intercontinental Fund III as successor to Wellsford/Whitehall Holdings, L.L.C. dated November 25, 2003 (as amended to date, “Tenant Prior Lease”), a correct and complete copy of which Tenant has delivered to Landlord.

For the avoidance of doubt, the parties agree that “Holdover Costs” shall only include the payment of holdover rent and legal fees, in excess of its current rent, actually incurred by Tenant in negotiating the holdover rent pursuant to the terms of Tenant’s Prior Lease (up to the aforementioned Holdover Costs Cap) and shall expressly exclude any operating cost payments, real estate tax payments, or any other costs associated with Tenant’s operating within its premises under Tenant’s Prior Lease.

g.	If the Premises are not “ready for occupancy” (as determined pursuant to the procedure set forth in Section 4.2(c), to the extent applicable):

i.
(i) by the Scheduled Completion Date as the result of a Landlord Delay, then for each day thereafter until the thirtieth (30th) day that the Premises are not “ready for occupancy”, the Basic Rent Commencement Date shall be delayed one-half (1/2) day for each day of such delay (in addition to the Holdover Costs described above);

ii.
(ii) by the date that is thirty-one (31) days after the Scheduled Completion Date as a result of a Landlord Delay, then for each day from and after such thirty-first (31st) day until the forty-fifth (45th) day after the Scheduled Completion Date as a result of a Landlord Delay, the Basic Rent Commencement Date shall be delayed one (1) for each day of such delay (in addition to the delay in the Basic Rent Commencement Date set forth in subclause (i) above and the Holdover Costs described above); and

iii.
(iii) by the date that is forty-six (46) days after the Scheduled Completion Date as a result of a Landlord Delay until the Premises are ready for occupancy, the Basic Rent Commencement Date shall be delayed two (2) days for each day of such delay (in addition to the delay in the Basic Rent Commencement Date set forth in subclauses (i) and (ii) above and the Holdover Costs described above).

h.	If Landlord’s Work in the Premises has not been substantially completed by

September 1, 2010 as the result of a Landlord Delay, then Tenant may (but shall not be required to) terminate this Lease by delivery of written notice of such termination by September 30, 2010, and this Lease shall thereupon terminate without further liability or obligation on the part of either party, unless Landlord’s Work in the Premises is substantially completed within thirty (30) days after the delivery of such notice, in which event such notice shall  be null and void, and this Lease shall remain in full force and effect.

4.3.	Conclusiveness of Landlord’s Performance; Warranties

Tenant shall have the right to give Landlord written notice, not later than one hundred twenty (120) days after the Commencement Date (and not later than the expiration of twelve (12) months after the Commencement Date as to latent defects), of respects in which Landlord has not performed Landlord’s Work.  Landlord, at its cost and expense, shall be obligated to repair or complete those items of Landlord’s Work identified in any such notice.  Landlord shall use diligent efforts to complete any punchlist items as quickly as possible but in any event within sixty (60) days after the Commencement Date, to the extent feasible.  Landlord shall correct any defects due to faulty workmanship or materials in Landlord’s Work, provided Tenant shall have given written notice of such defects to Landlord before the first anniversary of the Commencement Date.  To the extent that Tenant has not timely delivered any such notices to Landlord on or prior to the applicable foregoing deadlines, Tenant shall be deemed to have acknowledged that all Landlord’s Work has been completed to Tenant’s satisfaction and that Tenant has waived any claim that Landlord has failed to perform any of Landlord’s Work.   From and after the expiration of such twelve (12) month period, Tenant shall be entitled to the benefit of any applicable warranties obtained by Landlord from third parties with respect to Landlord’s Work provided that Tenant shall be solely responsible for enforcing such warranties directly against the party providing the same.  Landlord shall assign, to the extent permissible, all warranties to Tenant for the Premises following said twelve (12) month period.

4.4.	Relocation Expense Reimbursement

In addition to the performance of Landlord’s Work, following the Basic Rent Commencement Date and the commencement of payment of Rent hereunder, Landlord shall reimburse Tenant for its actual third party relocation expenses and data center consulting fees in an amount up to One Hundred Eighty Thousand Dollars ($180,000.00) within thirty (30) days after receipt of paid invoices therefor; for purposes hereof, “relocation expenses” shall include all costs associated with the moving or disposing of Tenant’s current furniture, as well as all installation costs associated with new furniture purchased by Tenant for the Premises.

ARTICLE V

USE OF PREMISES

5.1.	Permitted Use; Compliance with Laws

a.
The Premises shall be used and occupied by Tenant only for Permitted Uses and for no other purpose.  Tenant shall comply with all statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity whether in effect now or later, including the Americans with Disabilities Act (“Law(s)”), regarding the operation of Tenant’s business and the use, condition, configuration and occupancy of the Premises, except that Landlord shall be responsible for the compliance with Law of Landlord’s Work.  In addition, Tenant shall, at its sole cost and expense, promptly comply with any Laws that relate to the “Base Building” (defined below), but only to the extent such obligations are triggered by Tenant’s use of the Premises, other than for general office use, or Alterations or improvements in the Premises performed or requested by Tenant (other than Landlord’s Work). Landlord shall be responsible for the correction of any violations of Title III of the Americans with Disabilities Act.   Except as otherwise provided herein, Landlord shall be responsible for the compliance with  Law of the Building from and after the Commencement Date, provided that the cost thereof shall constitute an Expense in accordance with the terms of Exhibit F. “Base Building” shall include the structural portions of the Building, the public restrooms and the Building mechanical, electrical and plumbing systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located. Tenant shall promptly provide Landlord with copies of any notices it receives regarding an alleged violation of Law.  Tenant shall not exceed the standard density limit for the Building. Tenant shall comply with the rules and regulations of the Building attached as Exhibit G and such other reasonable rules and regulations adopted by Landlord from time to time, including rules and regulations for the performance of alterations to the Premises under the provisions of Section 5.2 below.

b.	Tenant shall conform to the following provisions during the Term of this Lease:

i.	Tenant shall cause all freight to be delivered to or removed from the Building and the Premises in accordance with reasonable rules and regulations established by Landlord therefor;

ii.
Tenant will not place on the exterior of the Premises (including both interior and exterior surfaces of windows and doors) or on any part of the Building outside the Premises, any sign, symbol, advertisement or the like visible to public view outside of the Premises without the prior consent of Landlord.  Landlord, as part of Landlord’s Work, shall install the Tenant’s Building One interior lobby sign between the second and third floors of Building One, centered above Tenant’s lobby entrance, the size and placement of which are depicted on the schematic attached hereto as Exhibit B-2.   It is understood that the lobby entrance shall be centered with the existing stairs that lead from the ground floor to the first floor (left of the elevator from the private garage).  Landlord shall have the right to grant to another tenant or tenants the right to signage of the same size, height on lobby wall and finish in the Building One interior lobby as the foregoing signage right given to Tenant, so long as such other tenants lease at least 90,000 rentable square feet in Building One.  In addition, Landlord shall have the right to grant signage rights to any tenant which leases 199,999 rentable square feet or more in the Building without any restriction or limitation.   Tenant’s sign shall not be obstructed by the trees in the lobby of the Building, and Landlord, at its expense, shall trim or move such trees to the extent that the trees obstruct Tenant’s sign.

iii.
Tenant shall not perform any act or carry on any practice which may injure the Premises, or any other part of the Building, or cause any offensive odors or loud noise or constitute a nuisance or a menace to any other tenant or tenants or other persons in the Building; and

iv.
Tenant shall not operate any cooking apparatus (except for coffee making equipment, a microwave oven, a standard size refrigerator and a sink) in the Premises.  Tenant may have vending machines in the Premises.

5.2.	Installations and Alterations by Tenant

a.
Tenant shall make no alterations, additions or improvements (collectively, “Improvements”) in or to the Premises without Landlord’s prior written consent provided that subsequent to the completion of the Landlord’s Work, Landlord’s consent shall not be required if such Improvements (i) are non-structural, do not affect any Building systems, are not visible from the exterior of the Building, do not require work to be performed inside the walls or above the ceiling of the Premises, and do not exceed in the aggregate a cost of Fifty Thousand ($50,000.00) Dollars, or (ii) are of a decorating nature (i.e., carpeting, painting, wallpaper) irrespective of the cost.  With respect to Improvements requiring Landlord’s consent, Landlord shall not unreasonably withhold, condition or delay its consent for non-structural Improvements to the Premises.  All Improvements shall:

i.	Be performed in a good and workmanlike manner and in compliance with all applicable laws;

ii.	Be made only by contractors or mechanics approved by Landlord;

iii.	Be made at Tenant’s sole expense and at such times and in such manner as Landlord may from time to time reasonably designate; and

iv.	Become part of the Premises and the property of Landlord.

b.
All articles of personal property and all business fixtures, machinery and equipment and furniture owned or installed by Tenant solely at its expense in the Premises (“Tenant’s Removable Property”) shall remain the Property of Tenant and shall be removed by Tenant at any time before the expiration of this Lease, provided that Tenant, at its expense, shall repair any damage to the Premises and the Building caused by such removal.

c.
Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic’s or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the Premises.  Whenever and as often as any mechanic’s lien shall have been filed against the Property based upon any act or interest of Tenant or of anyone claiming through Tenant, Tenant shall forthwith take such action by bonding, deposit or payment as will remove or satisfy the lien.  Landlord shall have the option, but not the obligation, of removing, bonding over or paying such lien if Tenant has not done so within ten (10) days following Landlord’s notice to Tenant of the filing of the same, and any amounts paid by Landlord therefor shall be paid to Landlord within fifteen (15) days after invoice therefor as additional rent hereunder.

d.
Tenant shall not be obligated to remove at the end of the Term of this Lease (i) any Improvement unless Landlord specifies an Improvement for removal at the time Landlord consents to such Improvement (Landlord hereby agreeing that alterations consistent with a general office build out and the initial improvements in the Premises shall not require removal by Tenant), or (ii) any improvements built by Landlord as part of the initial fit-up of the Premises which would customarily be considered standard tenant improvement (collectively referred to herein as “Building Standard Office Improvements”).

ARTICLE VI

ASSIGNMENT AND SUBLETTING

6.1.	Prohibition

a.
Tenant covenants and agrees that neither this Lease nor the term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred and that neither the Premises nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied or permitted to be used or occupied, by anyone other than Tenant, or for any use or purpose other than a Permitted Use, or be sublet (which term, without limitation, shall include granting of concessions, licenses and the like) in whole or in part, without, in each instance, having first received the express written consent of Landlord which, in the case of any subletting, will not be unreasonably withheld subject to the following conditions:  (i) Tenant is not then in default under this Lease, (ii) the proposed sublease is not to any party then occupying any space in the Building, or, until the first (1st) anniversary of the Commencement Date, to any party with whom Landlord has a written proposal to lease space in the Building outstanding for sixty (60) days or less, (iii) the prospective subtenant or assignee is of the type and quality suitable for a first-class office building, and (iv) any such sublease shall be subject to all the other provisions of this Article VI.  Tenant’s request for Landlord’s consent shall be in writing and shall contain the name and address of the proposed sublessee, the rent and other sums to be paid thereunder, the effective date of the proposed sublease and the other major business terms thereof, and the term and area of any proposed sublease.  In all other cases, Landlord’s consent may be withheld in its sole discretion.  Landlord shall respond to any request for consent as to which Landlord’s consent is not be unreasonably withheld within ten (10) business days of request therefor, and to other such requests within twenty (20) business days of request therefor.  The foregoing restrictions shall not be applicable to the following transactions, each of which shall constitute a “Permitted Transaction” hereunder: (i) an assignment of this Lease or a subletting of the Premises by Tenant to an entity controlling, controlled by or under common control with Tenant or (ii) an assignment of this Lease to an entity that succeeds to Tenant’s interest in this Lease by reason of merger, acquisition, consolidation or reorganization (collectively such entities are referred to herein as, “Affiliates”), provided that Tenant shall, at least ten (10) business days (to the extent permitted by Law) before the effective date of such assignment to an entity described in the foregoing clause (ii), provide to Landlord evidence reasonably satisfactory to Landlord that, as of the date of such assignment, the assignee shall have a net worth equal to the net worth of Tenant as of the date of this Lease.  It shall be a condition of the validity of any assignment, whether with the consent of Landlord or as part of a Permitted Transaction, that the assignee agrees directly with Landlord, by written instrument in form satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder including, without limitation, the covenant against further assignment and subletting.  No assignment or subletting shall relieve Tenant from its obligations hereunder and Tenant shall remain fully and primarily liable therefor.  Notwithstanding the foregoing, Tenant shall be entitled to sublease portions of the Premises, without Landlord’s consent (but Tenant shall deliver Landlord written notice of such subleases), to vendors or other third parties having a substantial business relationship with Tenant (any such subletting also being deemed a Permitted Transaction); provided that such subleasing (xx) does not involve any improvements or modifications to the Premises, including, without limitation, the installation of demising walls, (yy) does not result in Tenant earning a profit from the sublease of such space, and (zz) does not exceed more than 10,000 rentable square feet of the Premises in the aggregate.

b.
If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may, at any time and from time to time, collect rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as a tenant or a release of Tenant from the further performance by Tenant of its obligations hereunder.  The consent by Landlord to an assignment or subletting shall in no way be construed to relieve Tenant or any successor from obtaining the express consent in writing of Landlord to any further assignment or subletting.  No assignment or subletting and no use of the Premises by a subsidiary wholly-owned by Tenant or controlling corporation of Tenant shall affect Permitted Uses.

c.	Landlord Option.

i.
Right to Cancel.  Notwithstanding any contrary provision of this Section 6.1, in connection with either (x) a proposed assignment (other than pursuant to a Permitted Transaction) at any time during the Term, or (y) a proposed subletting (other than pursuant to a Permitted Transaction) during the final twenty-four (24) months of the Term, if the request is to sublet more than fifty (50%) percent of the Premises, Landlord shall have an option to cancel and terminate this Lease by notice to Tenant in the case of assignment, or in the case of subletting, with respect to such portion of the Premises which is the subject of the proposed sublease.  Landlord may exercise said option in writing within twenty (20) business days after Landlord’s receipt from Tenant of (I) a request to so assign or sublet, or (II) a term sheet setting forth all material business terms upon which Tenant intends to so assign or sublease the Premises, and such cancellation or termination shall occur as of the date set forth in Landlord’s notice of exercise of such option, which shall not be less than thirty (30) days nor more than ninety (90) days following the giving of such notice.

ii.
Cancellation.  If Landlord exercises Landlord’s option to cancel hereunder, Tenant shall surrender possession of the portion of the Premises which is the subject of the option on the date set forth in such notice in accordance with the provisions of this Lease relating to surrender of the Premises at the expiration of the Term.  In such event, (i) Basic Rent, Escalation Charges and any other sums due hereunder with respect to the surrendered portion of the Premises after the date of cancellation shall be abated on a pro rata basis, and (ii) in the case of subletting, Landlord shall have the right to construct a demising wall and perform such other space reconfiguration measures as are necessary between Tenant’s remaining Premises and the premises for which the Lease was cancelled.

iii.
No Deemed Consent.  The acceptance by the Landlord of the payment of Basic Rent, Additional Rent or other charges following an assignment, subletting or assignment prohibited by this Section 6.1 shall not be deemed to be a consent by the Landlord to any such subletting or assignment, nor shall the same constitute a waiver of any right or remedy of Landlord.

6.2.	Excess Payments

If:

i.
The rent and other sums received by Tenant on account of a sublease of all or any portion of the Premises exceeds the Basic Rent and Escalation Charges allocable to the space subject to the sublease (in the proportion of the area of such space to the entire Premises) plus actual out-of-pocket expenses incurred by Tenant in connection with Tenant’s subleasing of such space, including brokerage commissions to a licensed broker and the cost of preparing such space for occupancy by the subtenant (the “Tenant Costs”), Tenant shall pay to Landlord, as an additional charge, 50% of such excess, monthly as received by Tenant; or

ii.
Any payment received by Tenant on account of any assignment of this Lease exceeds the actual out-of-pocket expenses incurred by Tenant in connection with such assignment, including brokerage commissions to a licensed broker and the cost of preparing space for the assignee (the “Tenant Costs”), Tenant shall pay to Landlord, as an additional charge, 50% of such excess when received by Tenant.

ARTICLE VII

RESPONSIBILITY FOR REPAIRS AND CONDITIONS OF PREMISES;

SERVICES TO BE FURNISHED BY LANDLORD

7.1.	Landlord Repairs

a.
Except as otherwise provided in this Lease, Landlord shall keep in good order, condition and repair and in accordance with the requirements of applicable law the roof, public areas (including common areas), exterior walls, exterior glass, floor slabs, the Building HVAC system (but not any special tenant HVAC system) and structure of the Building (including plumbing, mechanical and electrical systems), all insofar as they affect the Premises, except that Landlord shall in no event be responsible to Tenant for the condition of glass in and about the Premises or for the doors leading to the Premises, or for any condition in the Premises or the Building caused by any act or neglect of Tenant, its invitees or contractors (in which case Tenant shall promptly effect such repairs or, at Landlord’s option, Landlord may effect such repairs and charge the entire cost thereof to Tenant as additional rent provided, however, that if, after Tenant pays the cost of such repair, Landlord receives from its insurance carrier proceeds with respect to the cost of such repairs, Landlord shall reimburse Tenant for the cost of such repairs up to the amount actually received by Landlord with respect to the same). Landlord shall not be responsible to make any improvements or repairs to the Building other than as expressly in this Section 7.1 provided, unless expressly provided otherwise in this Lease.

b.
Landlord shall never be liable for any failure to make repairs which, under the provisions of this Section 7.1 or elsewhere in this Lease, Landlord has undertaken to make unless Tenant has given notice to Landlord of the need to make such repairs, and Landlord has failed to commence to make such repairs within a reasonable time after receipt of such notice, or fails to proceed with reasonable diligence to complete such repairs.  Landlord shall make repairs in emergency situations as quickly as possible in the circumstances.

7.2.	Tenant’s Agreement

a.
Tenant shall keep neat and clean and maintain in good order, condition and repair the Premises and every part thereof, excepting only those repairs for which Landlord is responsible under the terms of this Lease, reasonable wear and tear of the Premises, and damage by fire or other casualty and as a consequence of the exercise of the power of eminent domain; and shall surrender the Premises, at the end of the Term, in such condition.  Without limitation, Tenant shall maintain and use the Premises in accordance with all directions, rules and regulations of the proper officers of governmental agencies having jurisdiction, and shall, at Tenant’s own expense, obtain all permits, licenses and the like required by applicable law.  Tenant shall be responsible for the cost of repairs that may be made necessary by reason of damage to common areas in the Building by Tenant, Tenant's independent contractors or Tenant's invitees.  Tenant shall be responsible for the maintenance and repair of all plumbing and electrical facilities within the Premises other than to the extent provided in Section 4.3 hereof..

b.
If repairs are required to be made by Tenant pursuant to the terms hereof, Landlord may demand that Tenant make the same forthwith, and if Tenant refuses or neglects to commence such repairs and complete the same with reasonable dispatch, after such demand, Landlord may (but shall not be required to do so) make or cause such repairs to be made and shall not be responsible to Tenant for any loss or damage that may accrue to Tenant’s stock or business by reason thereof.  If Landlord makes or causes such repairs to be made, Tenant agrees that Tenant shall forthwith, on demand, pay to Landlord the cost thereof as an additional charge hereunder.

7.3.	Floor Load - Heavy Machinery

a.
Tenant shall not place a load upon any floor in the Premises exceeding 80 pounds  live load per square foot and 20 pounds partition load per square foot.   Landlord reserves the right to prescribe the weight and position of all business machines and mechanical equipment, including safes, which shall be placed so as to distribute the weight.  Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient, in Landlord’s judgment, to absorb and prevent vibration, noise and annoyance.  Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building without Landlord’s prior consent, which consent may include a requirement to provide insurance in such amounts as Landlord may deem reasonable.

b.
If any such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master Rigger’s License to do such work, and that all work in connection therewith shall comply with applicable laws and regulations.  Any such moving shall be at the sole risk and hazard of Tenant, and Tenant will exonerate, indemnify and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving.

7.4.	Building Services

a.
Landlord shall, on Business Days from 8:00 a.m. to 6:00 p.m. (and on Saturdays only from 9:00 a.m. to 1:00 p.m.) (“Normal Business Hours”), furnish heating and cooling as normal seasonal changes and the Massachusetts State Building Code may require to provide reasonably comfortable space temperature and ventilation for occupants of the Premises under normal business operation at an occupancy of not more than one person physically located in the Premises at any time per 175 square feet of Premises Rentable Area and an electrical load not exceeding approximately ten (10) watts per square foot of Premises Rentable Area, comprised of 1.5 watts for lighting, 2.5 watts for outlets/miscellaneous, and 6 watts for HVAC.  If Tenant shall require air conditioning, heating or ventilation outside Normal Business Hours, Landlord shall furnish such service and Tenant shall pay therefor such charges as may from time to time be in effect (currently $35.00 per hour, subject to adjustment based solely upon actual increases in utility costs).  In the event Tenant introduces into the Premises personnel or equipment which exceeds the standards set forth above or in any other way interferes with the Building system’s ability to perform adequately its proper functions, supplementary systems may, if and as needed, at Landlord’s option, be provided by Landlord, at Tenant’s expense.  Except in the case of emergency or a scheduled closing of the Building, Landlord shall provide to Tenant (subject to reasonable security procedures which may be imposed by Landlord) access to the Building, an elevator and the loading dock twenty-four hours per day, seven (7) days per week.  In addition, Landlord shall provide four hundred ninety-one (491) square feet of dock storage (“Dock Storage Space”) at the Building One dock in the location shown on Exhibit B-3 for the exclusive use of Tenant at a cost of $10 per square foot per year, commencing on the Commencement Date of this Lease.  Landlord shall provide Tenant with thirty (30) days prior notice (to the extent feasible in the circumstances) in the event of any required shutdown of the Building’s HVAC system (including the condenser water loop), electrical service or emergency generator, and shall work with Tenant to minimize the impact of the same on Tenant’s operations in the Premises.

b.	Landlord shall also provide:

i.
Hot water for lavatory purposes and cold water (at temperatures supplied by the Town of Newton) for drinking, lavatory, and toilet purposes.  If Tenant uses water for any purpose other than as set forth in the preceding sentence, Landlord may assess a reasonable charge for the additional water so used.  All piping and other equipment and facilities required for use of water outside the Building core will be installed and maintained by Landlord at Tenant’s sole cost and expense.

ii.
Cleaning and janitorial services to the Premises on Business Days, including those services listed on Exhibit E attached hereto, in a manner customarily performed within the janitorial industry in office buildings of similar age, size, class and composition of the Building in the area, or such other reasonably comparable janitorial services designated by Landlord from time to time, provided the same are kept in order by Tenant,.

iii.
Except in the case of scheduled maintenance, emergencies and scheduled Building closings, passenger elevator service from the existing passenger elevator system in common with Landlord and other tenants of the Building shall be available twenty-four (24) hours a day, seven (7) days a week.

iv.
The Building security protocols and services are described in Exhibit K attached hereto.  In no event shall Landlord have any liability for the inadequacy or failure of any security or protective services, personnel or equipment.

v.
Tenant shall have the right to connect its supplemental HVAC units (the "Units")to the Building’s condenser water loop on the terms set forth herein.   To the extent of available capacity as determined by Landlord’s engineers, and subject to the rights of existing tenants in the Building, Tenant may connect up to 100 tons of supplemental cooling to the Building’s condenser water loop. Tenant shall be responsible for all repairs and maintenance to the HVAC units.  Landlord shall be responsible for all repairs and maintenance to the condenser water loop. Tenant shall pay Landlord an annual usage fee of $365.00 per ton of supplemental HVAC equipment to be connected to Landlord's condenser water loop.   For example, if Tenant connects two tons of equipment to Landlord's condenser water loop, Tenant shall be required to pay Landlord a usage charge $60.83 per month (2 tons x $30.4166).  All such fees shall be payable by Tenant to Landlord as Additional Rent hereunder within fifteen (15) days of invoice therefor.  In no event shall Tenant be entitled to use more than its proportionate share of the Building's excess water condenser capacity.  The size, make, type and design of the Units, the manner in which the Units will be vented and access outside air, if applicable, and the manner in which the Units connect to Landlord's condenser water loop, including, without limitation the routing of any water lines, shall be subject to Landlord's prior review and approval.  Tenant shall be responsible, at its cost, for maintaining the Units to the reasonable satisfaction of Landlord and the cost of purchasing and installing a submeter for the Units to measure electricity consumed in connection with the Units, as well as for the cost of all such electricity that is consumed in the operation of the Units.

7.5.	Electricity

a.
Landlord shall supply electricity to the Premises in accordance with the electrical capacity set forth in Section 7.4(a) above.  Tenant agrees in its use of the Premises not to exceed such capacity, and further agrees that its total connected lighting load will not exceed the maximum from time to time permitted under applicable governmental regulations.  Except as set forth in Exhibit C, Landlord shall purchase and install all lamps, tubes, bulbs, starters and ballasts for all original fluorescent tubes within the Premises.  All other bulbs, tubes and lighting fixtures for the Premises shall be provided and installed by Landlord at Tenant’s cost and expense.  In order to assure that the foregoing requirements are not exceeded and to avert possible adverse affect on the Building’s electric system, Tenant shall not, without Landlord’s prior consent, connect any fixtures, appliances or equipment to the Building’s electric distribution system other than standard office equipment including, without limitation, personal computers, printers, photocopiers and fax machines.

b.
Landlord shall install at Landlord’s expense as part of Landlord’s Work a submeter which shall measure electric consumption (including electricity consumed in connection with the operation of the variable-air-volume (VAV) boxes used to heat and cool the Premises) in the Premises, to be charged in accordance with Section 7.4.a above; provided, that Tenant shall not be charged a separate administrative fee with respect to the submetering.  Tenant shall pay as additional rent all amounts billed by the applicable utility company when due directly to the utility company.  If, for any reason, such utility charges are not separately metered or submetered at any time during the Term, Tenant shall pay as additional rent all reasonably allocated charges attributable to the furnishing of electricity to the Premises.

c.
In the computation of Operating Costs, only the cost of electricity supplied to those portions of the Building other than those intended to be leased to tenants for their exclusive use and occupancy, or used by the Building for its own offices, i.e., only those areas which are so-called common areas, shall be included.

7.6.	Interruption of Services

a.
Subject to the last paragraph of this Section 7.6, Landlord reserves the right to stop the service of heating, air-conditioning, ventilating, elevator, plumbing, electricity or other mechanical systems or facilities in the Building, if necessary by reason of accident or emergency , or for repairs, alterations, replacements, additions or improvements which, in the reasonable judgment of Landlord, are desirable or necessary until said repairs, alterations, replacements, additions or improvements shall have been completed.  The exercise of such right by Landlord shall not constitute an actual or constructive eviction, in whole or in part, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to, or interruption of, Tenant’s business, or otherwise, or entitle Tenant to any abatement or diminution of rent.  Except  in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage of any such systems or facilities pursuant to the foregoing and will use diligence to complete any such repairs, alterations, replacements, additions or improvements promptly.  Landlord shall also perform any such work in a manner designated to minimize interference with Tenant’s normal business operations.

b.
If Landlord shall fail to supply, or be delayed in supplying any service expressly or impliedly to be supplied under this Lease, or shall be unable to make, or be delayed in making, any repairs, alterations, additions, improvements or decorations, or shall be unable to supply, or be delayed in supplying, any equipment or fixtures, and if such failure, delay or inability shall not constitute an actual or constructive eviction, in whole or in part, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to, or interruption of, Tenant’s business, or otherwise, or entitle Tenant to any abatement or diminution of rent.

Notwithstanding the foregoing, if for any reason, other than the actions of Tenant  or a Force Majeure Event, Landlord does not provide any or all of the following services, or does not provide them in the manner described herein (by temporary service or otherwise): (i) HVAC, (ii) electric current, and (iii) water, which services are deemed essential to the conduct of Tenant’s business (hereafter, the “Critical Service(s)”), and in the manner provided for therein, for more than ten (10) consecutive business days, then following notice from Tenant to Landlord of such failure, interruption or reduction, Tenant may abate the monthly installments of Basic Rent, Escalation Charges and any other sums due hereunder, on a per diem basis, for the period of  interruption, beginning on the eleventh (11th) business day after such notice and ending when the Critical Service(s) is/are fully restored.

ARTICLE VIII

OMITTED

ARTICLE IX

OMITTED

ARTICLE X

INDEMNITY AND PUBLIC LIABILITY INSURANCE

10.1.	Tenant’s Indemnity

Except to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Related Parties (defined below), Tenant shall indemnify, defend and hold Landlord and Landlord Related Parties harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys’ fees and other professional fees (if and to the extent permitted by Law) (collectively referred to as “Losses”), which may be imposed upon, incurred by or asserted against Landlord or any of the Landlord Related Parties by any third party and arising out of or in connection with any damage or injury occurring in the Premises or any acts or omissions (including violations of Law) of Tenant, its trustees, managers, members, principals, beneficiaries, partners, officers, directors, employees and agents (the “Tenant Related Parties”) or any of Tenant’s transferees, contractors or licensees.  Except to the extent caused by the negligence or willful misconduct of Tenant or any Tenant Related Parties, Landlord shall indemnify, defend and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees and agents (“Tenant Related Parties”) harmless against and from all Losses which may be imposed upon, incurred by or asserted against Tenant or any of the Tenant Related Parties by any third party and arising out of or in connection with the acts or omissions (including violations of Law) of Landlord or the Landlord Related Parties.   Tenant hereby waives all claims against and releases Landlord and its trustees, managers, members, principals, beneficiaries, partners, officers, directors, employees, mortgagees and agents (the “Landlord Related Parties”) from all claims for any injury to or death of persons, damage to property or business loss in any manner related to (a) Force Majeure, (b) acts of third parties, (c) the bursting or leaking of any tank, water closet, drain or other pipe, (d) the inadequacy or failure of any security or protective services, personnel or equipment, or (e) any matter not within the reasonable control of Landlord, provided that the foregoing shall not apply to any claims to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Related Parties.

10.2.	Tenant’s Insurance

(a)           Coverages.  Tenant shall maintain the following coverages in the following amounts:

(i)           Commercial General Liability Insurance covering claims of bodily injury, personal injury and property damage arising out of Tenant’s operations and contractual liabilities, including coverage formerly known as broad form, on an occurrence basis, with minimum primary limits of $1,000,000 each occurrence and $2,000,000 annual aggregate (and not more than $25,000 self-insured retention) and a minimum excess/umbrella limit of $2,000,000.

(ii)           Property insurance covering (x) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant’s property in the Premises installed by, for, or at the expense of Tenant (“Tenant’s Property”), and (y) any Leasehold Improvements installed by or for the benefit of Tenant, whether pursuant to this Lease or pursuant to any prior lease or other agreement to which Tenant was a party (“Tenant-Insured Improvements”).  Such insurance shall be written on an “all risks” of physical loss or damage basis, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance, and shall include coverage for damage or other loss caused by fire or other peril, including vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion, and providing business interruption coverage for a period of one year.

(iii)           Worker’s Compensation and Employer’s Liability or other similar insurance to the extent required by Law.

(b)           Form of Policies.  The minimum limits of insurance required to be carried by Tenant shall not limit Tenant’s liability.  Such insurance shall (i) be issued by an insurance company that has an A.M. Best rating of not less than A-VIII; (ii) be in form and content reasonably acceptable to Landlord; and (iii) provide that it shall not be canceled or materially changed without 30 days’ prior notice to Landlord, except that 10 days’ prior notice may be given in the case of nonpayment of premiums.  Tenant’s Commercial General Liability Insurance shall (a) name Landlord, Landlord’s managing agent, and any other party designated by Landlord (“Additional Insured Parties”) as additional insureds; and (b) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and non-contributing with Tenant’s insurance.  Landlord shall be designated as a loss payee with respect to Tenant’s Property insurance on any Tenant-Insured Improvements.  Tenant shall deliver to Landlord, on or before the Commencement Date and at least 15 days before the expiration dates thereof, certificates from Tenant’s insurance company on the forms currently designated “ACORD 28” (Evidence of Commercial Property Insurance) and “ACORD 25-S” (Certificate of Liability Insurance) or the equivalent.  Attached to the ACORD 25-S there shall be an endorsement naming the Additional Insured Parties as additional insureds which shall be binding on Tenant’s insurance company and shall expressly require the insurance company to notify each Additional Insured Party in writing at least 30 days before any termination or material change to the policies, except that 10 days’ prior notice may be given in the case of nonpayment of premiums.  Upon Landlord’s request, Tenant shall deliver to Landlord, in lieu of such certificates, copies of the required policies of insurance showing that the Additional Insured Parties are named as additional insureds.

(c)           Additional Insurance.  Tenant shall maintain such increased amounts of the insurance required to be carried by Tenant under this Section 10.2, and such other types and amounts of insurance covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord, but not in excess of the amounts and types of insurance then being required by landlords of buildings comparable to and in the vicinity of the Building.

10.3.	Tenant’s Risk

To the maximum extent this Agreement may be made effective according to law, Tenant agrees to use and occupy the Premises and to use such other portions of the Building as Tenant is herein given the right to use at Tenant’s own risk; and Landlord shall have no responsibility or liability for any loss of or damage to Tenant’s Removable Property.  The provisions of this Section shall be applicable from and after the execution of this Lease and until the end of the Term of this Lease, and during such further period as Tenant may use or be in occupancy of any part of the Premises or of the Building.

10.4.	Injury Caused by Third Parties

To the maximum extent this Agreement may be made effective according to law, Tenant agrees that Landlord shall not be responsible or liable to Tenant, or to those claiming by, through or under Tenant, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the Premises adjacent to or connecting with the Premises or any part of the Property or otherwise.

10.5.	Landlord’s Insurance

Landlord shall maintain the following insurance, together with such other insurance coverage as Landlord in its reasonable judgment may elect to maintain (collectively, “Landlord Insurance”), the premiums of which will be included in Expenses: (1) Commercial General Liability Insurance applicable to the Property, Building and common areas, providing on an occurrence basis, a minimum combined single limit of at least $2,000,000; and (2) All Risk Property Insurance on the Building at replacement cost value as reasonably estimated by Landlord.

10.6.	Waiver of Subrogation

Any insurance carried by either party with respect to the Property or property therein or occurrences thereon shall include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured before occurrence of injury or loss.  Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by such insurance to the extent of the indemnification received thereunder.

ARTICLE XI

LANDLORD’S ACCESS TO PREMISES

11.1.	Landlord’s Rights

Landlord shall have the right to enter the Premises upon twelve (12) hours prior notice (except in case of emergency) at all reasonable hours for the purpose of inspecting or making repairs to the same, and Landlord shall also have the right, upon at least six (6) hours prior notice to Tenant, to make access available at all reasonable hours to prospective or existing mortgagees or purchasers of any part of the Property.  Landlord shall have access to the Premises to show the same to prospective tenants only during the last twelve (12) months of the Term upon six (6) hours prior notice to Tenant.

ARTICLE XII

FIRE, EMINENT DOMAIN, ETC.

12.1.	Abatement of Rent

If the Premises are damaged by fire or other casualty in the Building, Basic Rent and Escalation Charges payable by Tenant shall abate proportionately for the period in which, by reason of such damage, there is substantial interference with Tenant’s use of the Premises, having regard to the extent to which Tenant may be required to discontinue Tenant’s use of all or a portion of the Premises, but such abatement or reduction shall end if and when Landlord shall have substantially restored the Premises to the condition in which they were before such damage pursuant to Section 12.3 hereof.  If the Premises are affected by any exercise of the power of eminent domain, Basic Rent and Escalation Charges payable by Tenant shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant.

12.2.	Right of Termination

If the Premises or the Property are substantially damaged by fire or casualty (the term “substantially damaged” meaning damage of such a character that the same cannot, in ordinary course, reasonably be expected to be repaired within twelve (12) months from the time that repair work would commence, as evidenced by an estimate prepared by a reputable, independent contractor), or, if as a result of any exercise of the right of eminent domain more than thirty percent (30%) of the Building or the Property is taken or a material portion of the parking is taken or there is a material, adverse impact on access to the Property (collectively, a “Taking”), then either party shall have the right to terminate this Lease (even if Landlord’s entire interest in the Premises may have been divested) by giving to the other party notice of such party’s election so to do within sixty (60) days after the occurrence of such casualty or the effective date of such Taking, whereupon this Lease shall terminate thirty (30) days after the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.  It shall be a condition to Landlord’s exercise of its termination right under this Section 12.2 that Landlord terminate the leases of all tenants of the Building which are similarly affected by such fire, casualty or taking.

12.3.	Restoration

If this Lease shall not be terminated pursuant to Section 12.2, Landlord shall thereafter use due diligence to restore the Premises to proper condition for Tenant’s use and occupation, provided that Landlord’s obligation shall be limited to the amount of insurance proceeds available therefor (including the applicable deductible, which shall constitute an Operating Expense hereunder).  If, for any reason (including, without limitation, insufficiency or unavailability of insurance proceeds), such restoration shall not be substantially completed within twelve (12) months from the time that repair work would commence in the case of damage by fire or casualty or from the effective date of the Taking, as applicable (which twelve (12) month period may be extended for such periods of time as Landlord is prevented from proceeding with or completing such restoration for any cause beyond Landlord's reasonable control, but in no event for more than an additional three (3) months), Tenant shall have the right to terminate this Lease by giving notice to Landlord thereof within thirty (30) days after the expiration of such period (as so extended).  Upon the giving of such notice, this Lease shall cease and come to an end without further liability or obligation on the part of either party unless, within such thirty (30) day period, Landlord substantially completes such restoration.  Such right of termination shall be Tenant’s sole and exclusive remedy at law or in equity for Landlord’s failure so to complete such restoration.

12.4.	Award

Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damage to the Property and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking, damage or destruction, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign to Landlord, all rights to such damages or compensation.  Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceedings a claim for the value of any of Tenant’s Removable Property installed in the Premises by Tenant at Tenant’s expense and for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority.

12.5.	Temporary Taking

In the event of a taking of the Premises or any part thereof for temporary use, (i) this Lease shall be and remain unaffected thereby and Basic Rent shall not abate, and (ii) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term; provided that if such taking shall remain in force at the expiration or earlier termination of this Lease, Tenant shall then pay to Landlord a sum equal to the reasonable cost of performing Tenant’s obligations under Section 14.20 with respect to the surrender of the Premises and, upon such payment, shall be excused from such obligations.

ARTICLE XIII

DEFAULT

13.1.	Default

If at any time subsequent to the date of this Lease any one or more of the following events (each of which being agreed to constitute substantial defaults hereunder and being referred to herein as a “Default of Tenant”) shall happen:

a.	Tenant shall fail to pay the Basic Rent, Escalation Charges or other charges hereunder when due and such failure shall continue for five (5) Business Days after notice to Tenant from Landlord; or

b.
Tenant shall neglect or fail to perform or observe any other covenant herein contained on Tenant’s part to be performed or observed and Tenant shall fail to remedy the same within thirty (30) days after notice to Tenant specifying such neglect or failure, or if such failure is of such a nature that Tenant cannot reasonably remedy the same within such thirty (30) day period, Tenant shall fail to commence promptly to remedy the same and to prosecute such remedy to completion with diligence and continuity but in no event shall such period exceed ninety (90) days; or

c.	Tenant’s leasehold interest in the Premises shall be taken on execution or by other process of law directed against Tenant; or

d.
Tenant shall make an assignment for the benefit of creditors or shall file a voluntary petition in bankruptcy or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future Federal, State or other statute, law or regulation for the relief of debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or shall admit in writing its inability to pay its debts generally as they become due; or

e.
A petition shall be filed against Tenant in bankruptcy or under any other law seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal, State or other statute, law or regulation and shall remain undismissed or unstayed for an aggregate of sixty (60) days (whether or not consecutive), or if any debtor in possession (whether or not Tenant) trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the Premises shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain unvacated or unstayed for an aggregate of sixty (60) days (whether or not consecutive);

f.	Or if Tenant dissolves or is dissolved or liquidated or adopts any plan or commences any proceeding, the result of which is intended to include dissolution or liquidation;

g.	Then in any such case:

i.	If such Default of Tenant shall occur before the Commencement Date, this Lease shall ipso facto, and without further act on the part of Landlord, terminate; and

ii.
If such Default of Tenant shall occur after the Commencement Date, Landlord may terminate this Lease by notice to Tenant, specifying a date not less than ten (10) days after the giving of such notice on which this Lease shall terminate and this Lease shall come to an end on the date specified therein as fully and completely as if such date were the date herein originally fixed for the expiration of the Term of this Lease (Tenant hereby waiving any rights of redemption under M.G.L. c. 186, or otherwise), and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove for and obtain in proceedings under any federal or state law relating to bankruptcy or insolvency or reorganization or arrangement, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than the amount of the loss or damages referred to above.

13.2.	Remedies

a.
If this Lease shall have been terminated as provided in this Article, or if any execution or attachment shall be issued against Tenant or any of Tenant’s property whereupon the Premises shall be taken or occupied by someone other than Tenant, then Landlord may, without notice, re-enter the Premises, either by summary proceedings or otherwise, and remove and dispossess Tenant and all other persons and any and all property from the same, as if this Lease had not been made, and Tenant hereby waives the service of notice of institution of legal proceedings to that end in the event that Tenant has vacated the Premises.

b.
In the event of any termination, Tenant shall pay the Basic Rent, Escalation Charges and other sums payable hereunder up to the time of such termination, and thereafter Tenant, until the end of what would have been the Term of this Lease in the absence of such termination, and whether or not the Premises shall have been re-let, shall be liable to Landlord for, and shall pay to Landlord, as current damages, the Basic Rent, Escalation Charges and other sums which would be payable hereunder if such termination had not occurred, less the net proceeds, if any, of any re-letting of the Premises, after deducting all expenses in connection with such re-letting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys’ fees, advertising, expenses of employees, alteration costs and expenses of preparation for such re-letting.  Tenant shall pay such current damages to Landlord monthly on the days which the Basic Rent would have been payable hereunder if this Lease had not been terminated.

c.
At any time after such termination, whether or not Landlord shall have collected any such current damages, Landlord may demand, as liquidated final damages and in lieu of all such current damages beyond the date of such demand, and Tenant shall pay to Landlord an amount equal to the excess, if any, of the Basic Rent, Escalation Charges and other sums as hereinbefore provided which would be payable hereunder from the date of such demand (assuming that, for the purposes of this paragraph, annual payments by Tenant on account of Taxes and Operating Expenses would be the same as the payments required for the immediately preceding Operating or Tax Year) for what remained, over the Term of this Lease if the same remained in effect, over the then fair net rental value of the Premises for the same period.

d.	In case of any Default by Tenant, re-entry, expiration and dispossession by summary proceedings or otherwise, Landlord may:

i.
Re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord’s option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and may grant concessions or free rent to the extent that Landlord considers advisable and necessary to re-let the same; and

ii.
May make such reasonable alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable and necessary for the purpose of re-letting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid.  Landlord shall in no event be liable in any way whatsoever for failure to re-let the Premises, or, in the event that the Premises are re-let, for failure to collect the rent under such re-letting.  Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

e.
If a Guarantor of this Lease is named in Section 1.2, the happening of any of the events described in of this Section 13.1(d) or (e) with respect to the Guarantor shall constitute a Default of Tenant hereunder.

f.
The specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be entitled lawfully, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

g.
All costs and expenses incurred by or on behalf of Landlord (including, without limitation, attorneys’ fees and expenses) in enforcing its rights hereunder or occasioned by any Default of Tenant shall be paid by Tenant.

h.
Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to or less than the amount of the loss or damages referred to above.

ARTICLE XIV

MISCELLANEOUS PROVISIONS AND

TENANT’S ADDITIONAL COVENANTS

14.1.	Extra Hazardous Use

Tenant covenants and agrees that Tenant will not do or permit anything to be done in or upon the Premises, or bring in anything or keep anything therein, which shall increase the rate of property or liability insurance on the Premises or of the Building above the standard rate applicable to premises occupied for Permitted Uses; and Tenant further agrees that, in the event that Tenant shall do any of the foregoing, Tenant will promptly pay to Landlord, on demand, any such increase resulting therefrom, which shall be due and payable as an additional charge hereunder.

14.2.	Waiver

a.
Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of the other’s rights hereunder.  Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions.  The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord’s or Tenant’s consent or approval to or of any subsequent similar act by the other.

b.
No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account.  The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such a check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

14.3.	Covenant of Quiet Enjoyment

Tenant, subject to the terms and provisions of this Lease, on payment of the Basic Rent and Escalation Charges and other charges hereunder and observing, keeping and performing all of the other terms and provisions of this Lease on Tenant’s part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the term hereof, without hindrance or ejection by any persons lawfully claiming under Landlord to have title to the Premises superior to Tenant; the foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied.

14.4.	Landlord’s Liability

a.
No owner of the Property shall be liable under this Lease except for breaches of Landlord’s obligations occurring while owner of the Property.  The obligations of Landlord shall be binding upon the assets of Landlord which comprise the Property but not upon other assets of Landlord.  No individual partner, trustee, stockholder, officer, director, employee, member or beneficiary of Landlord shall be personally liable under this Lease and Tenant shall look solely to Landlord’s interest in the Property in pursuit of its remedies upon an event of default hereunder, and the general assets of Landlord and of the individual partners, trustees, stockholders, officers, employees, members or beneficiaries of Landlord shall not be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Tenant.

b.
Except as otherwise expressly provided in Section 7.6(b), with respect to any services or utilities to be furnished by Landlord to Tenant, Landlord shall in no event be liable for failure to furnish the same when prevented from doing so by strike, lockout, breakdown, accident, order or regulation of or by any governmental authority, or failure of supply, or inability by the exercise of reasonable diligence to obtain supplies, parts or employees necessary to furnish such services, or because of war or other emergency, or for any cause beyond Landlord’s reasonable control, or for cause due to any act or neglect of Tenant or Tenant’s servants, agents, employees, licensees or any person claiming by, through or under Tenant.

c.	In no event shall Landlord ever be liable to Tenant for any indirect or consequential damages suffered by Tenant from whatever cause.

14.5.	Notice to Mortgagee

After receiving notice from any person, firm or other entity that it holds a mortgage which includes the Premises as part of the mortgaged premises, no notice from Tenant to Landlord shall be effective unless and until a copy of the same is given to such holder (provided Tenant shall have been furnished with the name and address of such holder), and the curing of any of Landlord’s defaults by such holder shall be treated as performance by Landlord.

14.6.	Assignment of Rents and Transfer of Titles

a.
With reference to any assignment by Landlord of Landlord’s interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage on property which includes the Premises, Tenant agrees that the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage shall never be treated as an assumption by such holder of any of the obligations of Landlord hereunder unless such holder shall, by notice sent to Tenant, specifically otherwise elect and that, except as aforesaid, such holder shall be treated as having assumed Landlord’s obligations hereunder only upon foreclosure of such holder’s mortgage and the taking of possession of the Premises.

b.
In no event shall the acquisition of title to the Property by a purchaser which, simultaneously therewith, leases the entire Property back to the seller thereof be treated as an assumption by operation of law or otherwise, of Landlord’s obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord’s obligations hereunder.  In any event, this Lease shall be subject and subordinate to the lease between such purchaser-lessor and seller-lessee; provided that Landlord shall obtain a commercially reasonable subordination, non-disturbance and attornment agreement with respect to any purchaser-lessor of the Property.  For all purposes, such seller-lessee, and its successors in title, shall be the Landlord hereunder unless and until Landlord’s position shall have been assumed by such purchaser-lessor.

c.
Tenant hereby agrees that, except as provided in paragraph b. of this Section, in the event of any transfer of title to the Property by Landlord, Landlord shall thereafter be entirely freed and relieved from the performance and observance of all covenants and obligations hereunder.

d.
Tenant hereby agrees not to look to the mortgagee, as mortgagee, mortgagee in possession, or successor in title to the property, for accountability for any security deposit required by the Landlord hereunder, unless said sums have actually been received by said mortgagee as security for the tenant’s performance of this Lease.

e.	Tenant shall not pay rent more than one month in advance.

14.7.	Rules and Regulations

Tenant shall abide by rules and regulations set forth on Exhibit G hereto and any other rules and regulations established by Landlord from time to time, it being agreed that such rules and regulations will be established and applied by Landlord in a non-discriminatory fashion, such that all rules and regulations shall be generally applicable to other tenants, of similar nature to the Tenant named herein, of the Building.  Landlord agrees to use reasonable efforts to insure that any such rules and regulations are uniformly enforced, but Landlord shall not be liable to Tenant for violation of the same by any other tenant or occupant of the Building, or persons having business with them.

14.8.	Additional Charges

If Tenant shall fail to pay when due any sums under this Lease designated as an additional charge, Landlord shall have the same rights and remedies as Landlord has hereunder for failure to pay Basic Rent.

14.9.	Invalidity of Particular Provisions

If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to the extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

14.10.	Provisions Binding, Etc.

Except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns.  Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition.  The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant, but has reference only to those instances in which Landlord may later give consent to a particular assignment as required by those provisions of Article VI hereof.

14.11.	Recording

Tenant agrees not to record this Lease, but each party hereto agrees, on the request of the other, to execute a so-called Notice of Lease in form recordable and complying with applicable law and reasonably satisfactory to Landlord’s attorneys.  In no event shall such document set forth the rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.  Upon termination of this Lease, Tenant shall execute an instrument in recordable form acknowledging the date of termination.

14.12.	Notices

Whenever, by the terms of this Lease, notices shall or may be given either to Landlord or to Tenant, such notice shall be in writing and addressed as follows:

If Intended for Landlord:

Address to Landlord at Landlord’s Original Address (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice).

If Intended for Tenant:

Address to Tenant at Tenant’s Original Address (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice).

All such notices so addressed shall be effective (i) when delivered, if hand delivered, or (ii) one (1) day after deposit with a recognized overnight delivery service or (iii) three (3) days after deposit with the U.S. Postal Service if mailed by registered or certified mail, postage prepaid, return receipt requested.

14.13.	When Lease Becomes Binding

The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant.  All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and this Lease expressly supersedes any proposals or other written documents relating hereto.  This Lease may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

14.14.	Paragraph Headings

The paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

14.15.	Rights of Mortgagee

This Lease shall be subject and subordinate to any mortgage from time to time encumbering the Property, whether executed and delivered before or subsequent to the date of this Lease, in accordance with the provisions of this clause (a).  Landlord shall obtain and deliver to Tenant a commercially reasonable subordination, non-disturbance and attornment agreement with respect to this Lease from any mortgagee or superior lessor of the Property, subject to commercially reasonable changes which may be requested by Tenant.  Tenant shall execute such instruments of subordination in confirmation of the foregoing agreement as a holder may request, subject to Tenant’s obtaining the aforesaid subordination, non-disturbance and attornment agreement with respect to this Lease.  Without limitation of the foregoing, Tenant hereby approves the form attached hereto as Exhibit L.  In the event that any mortgagee or its respective successor in title shall succeed to the interest of Landlord, then this Lease shall continue in full force and effect and Tenant shall and does hereby agree to attorn to such mortgagee or successor and to recognize such mortgagee or successor as its Landlord.

14.16.	Status Report

Tenant shall from time to time, upon not less than fifteen (15) days prior written request by Landlord, execute, acknowledge and deliver to the Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect and that there are no uncured defaults of Landlord or Tenant under this Lease, that Tenant has no defenses, offsets or counterclaims against its obligations to pay the Base Rent, Escalation Charges and other charges hereunder and to perform its other covenants under this Lease and that there are no uncured defaults of the Landlord or Tenant under this Lease (or, if there have been any modifications that the same is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets, counterclaims, or defaults, setting them forth in reasonable detail), and the dates to which the Base Rent, Escalation Charges and other charges hereunder have been paid.  Any such statement delivered pursuant to this Section 14.16 may be relied upon by a prospective purchaser or mortgagee of the Premises or any prospective assignee of any mortgagee of the Premises.  Failure of Tenant to respond to such request within such time shall be deemed an acknowledgment by Tenant that the facts recited in such request are correct.  Landlord shall provide to Tenant such statements from Landlord upon request of Tenant in accordance with the terms of this Section 14.16.

14.17.	Security Deposit

a.
Form of Security Deposit.  Tenant shall deliver to Landlord, concurrent with Tenant’s execution of this Lease, the Security Deposit amount identified in Section 1.2 above, in the form of (i) cash, or (ii) an unconditional, clean, irrevocable, fully assignable standby letter of credit (the “LOC”), in the form attached hereto as Exhibit H ((i) or (ii) shall be referred to herein as the “Security Deposit”).  If the Security Deposit is in the form of a letter of credit, the LOC shall be issued by a commercial bank having assets in excess of $100,000,000.00, and which LOC may be presented for payment in a location in Boston, Massachusetts.  On thirty (30) days notice, Landlord may require that the LOC be replaced with an LOC issued by a different institution if the then issuing bank’s assets fall below $100,000,000.00 in value, and failing such replacement, Landlord may draw upon the LOC and hold the proceeds as described below.  The LOC shall have a term of not less than one (1) year, shall provide for automatic renewals, and at the end of the Term shall have an expiration date not earlier than sixty (60) days after the scheduled expiration date of the Term.  Tenant shall pay all expenses, points and/or fees associated with obtaining the LOC and with any transfer thereof, and any such expenses or fees shall constitute additional rent payable by Tenant hereunder. At Landlord’s election from time to time, the LOC shall name Landlord and its mortgagee as co-beneficiaries.

b.
Landlord’s Holding of the Security Deposit.  Landlord shall hold the Security Deposit throughout the term of this Lease as security for the performance by Tenant of all obligations on the part of Tenant hereunder.  In the event that the Security Deposit is in the form of cash (or in the event Landlord draws upon the LOC and holds the amount in lieu of applying said amount drawn), Landlord shall hold the same, in a separate interest bearing account (provided that Landlord shall not be obligated to deposit the Security Deposit in anything other than a standard money market account and shall have no liability to Tenant with respect to the terms or interest rate for such account), and any interest earned thereon shall be deemed to be a part of the Security Deposit.  Landlord shall have the right from time to time without prejudice to any other remedy Landlord may have on account thereof, to apply such deposit, or any part thereof (or draw upon all or any part of the LOC), to Landlord’s damages arising from any Default on the part of Tenant.  If there is then existing no Default of Tenant, Landlord shall return the Security Deposit, less so much thereof as shall have theretofore been applied in accordance with the terms of this Section 14.17 (and less such amount as may have been returned to Tenant in accordance with the provisions of subparagraphs (d) and (e) below), to Tenant on the expiration or earlier termination of the Term of this Lease and surrender of possession of the Premises by Tenant to Landlord at such time.  The use, application or retention of the Security Deposit, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law.  The parties agree that Landlord shall not first be required to proceed against the Security Deposit and the Security Deposit shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled.  If any portion of the Security Deposit is applied (or drawn upon in the case of the LOC), Tenant shall, within ten (10) days after written demand therefor, reinstate the Security Deposit to the amount then required under this Lease, and Tenant’s failure to do so shall be a Default under this Lease.

c.
Transfer of the Security Deposit.  If Landlord conveys Landlord’s interest under this Lease, the Security Deposit, or any part thereof not previously applied, shall be turned over by Landlord to Landlord’s grantee, and, if so turned over, Tenant agrees to look solely to such grantee for proper application of the deposit in accordance with the terms of this Section 14.17, and the return thereof in accordance herewith.  This provision shall also apply to subsequent grantees and transferees.  Tenant shall execute any documents reasonably necessary to effectuate such a transfer. The holder of a mortgage shall not be responsible to Tenant for the return or application of any such deposit, whether or not it succeeds to the position of Landlord hereunder, unless such deposit shall have been received in hand by such holder.

d.
Reduction of Security Deposit.   On each of the second, third, fourth and fifth anniversaries of the Commencement Date, the Security Deposit shall be reduced on each such date by the sum of Two Hundred Forty-Seven Thousand Five Hundred and 00/100 ($247,500.00) Dollars, until the Security Deposit has been reduced to Four Hundred Ninety-Five Thousand and 00/100 ($495,000.00) Dollars, which amount shall then remain as the Security Deposit hereunder for the balance of the Term, provided that on the date of each such reduction, the Lease is in full force and effect and there is no Default of Tenant then uncured.  If on any reduction date, the Security Deposit shall not be reduced because the foregoing condition is not satisfied as of such date, Tenant shall not be entitled to any further reduction in the Security Deposit, provided that if a non-material, non-monetary Default of Tenant is then uncured, Tenant shall be entitled to such reduction of the Security Deposit upon the cure of such Default.  If the Security Deposit is reduced pursuant to the foregoing provisions, Landlord shall (x) if the Security Deposit is in the form of cash, return the amount of such reduction to Tenant on or before the date that is thirty (30) days after Tenant’s written demand for such sums, or (y) if the Security Deposit is in the form of the LOC, cooperate with Tenant to have the LOC amended or reissued to reflect such reduction.

14.18.	Remedying Defaults; Late Payments

If Tenant shall at any time default in the performance of any obligation under this Lease, Landlord shall have the right, but not the obligation, to enter upon the Premises and to perform such obligation notwithstanding the fact that no specific provision for such substituted performance is made in the Lease with respect to such default.  In performing such obligation, Landlord may make any payment of money or perform any other act.  In the event of the exercise of such right by Landlord, Tenant agrees to pay to Landlord forthwith upon demand all such sums, together with interest thereon at a rate equal to 3% over the prime rate in effect from time to time, as published in the Wall Street Journal (but in no event less than 18% per annum or more than the maximum rate allowed by law), as an additional charge.  Any payment of Basic Rent, Escalation Charges or other charges payable hereunder not paid within seven (7) days of the date when due shall bear interest at a rate equal to 3% over the prime rate in effect from time to time, as published in the Wall Street Journal (but in no event less than 18% per annum or more than the maximum rate allowed by law) from the due date thereof, as an additional charge.

14.19.	Holding Over

Any holding over by Tenant after the expiration of the term of this Lease shall be treated as a daily tenancy at sufferance at a rate equal to 150% of the Rent provided herein (prorated on a daily basis) and shall otherwise be on the terms and conditions set forth in this Lease as far as applicable.

14.20.	Surrender of Premises

Upon the expiration or earlier termination of the Term of this Lease, Tenant shall peaceably quit and surrender to Landlord the Premises in neat and clean condition and in good order, condition and repair, together with all alterations, additions and improvements which may have been made or installed in, on or to the Premises before or during the Term of this Lease, excepting only ordinary wear and use and damage by fire or other casualty for which, under other provisions of this Lease, Tenant has no responsibility of repair or restoration.  Tenant shall remove all of Tenant’s Removable Property and (i) to the extent specified by Landlord pursuant to Paragraph 5.2, all Improvements made by Tenant and (ii) with respect to improvements made by Tenant not requiring Landlord’s consent; and Tenant shall repair any damages to the Premises or the Building caused by such removal.  Notwithstanding anything in this Lease to the contrary, Tenant shall have no obligation to remove Building Standard Office Improvements from the Premises.  Any of Tenant’s Removable Property which shall remain in the Building or on the Premises after the expiration or termination of the Term of this Lease shall be deemed conclusively to have been abandoned, and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit, at Tenant’s sole cost and expense.

14.21.	Brokerage

Landlord has delivered a copy of this Lease to Tenant for Tenant’s review only and the delivery of it does not constitute an offer to Tenant or an option. Tenant represents that it has dealt directly with and only with Colliers Meredith & Grew and Jones Lang LaSalle (collectively, the “Broker”) as a broker, agent or finder in connection with this Lease.  Tenant shall indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any other brokers, agents or finders claiming to have represented Tenant in connection with this Lease. Landlord shall indemnify and hold Tenant and the Tenant Related Parties harmless from all claims of any brokers, agents or finders claiming to have represented Landlord in connection with this Lease.  Equity Office Properties Management Corp., or such other entity affiliated with Equity Office Properties Management Corp. that is involved in the negotiation of this Lease (each referred to as “EOPMC”), represents only the Landlord in this transaction.  Any assistance rendered by any agent or employee of EOPMC in connection with this Lease or any subsequent amendment or modification or any other document related hereto has been or will be made as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.

14.22.	Environmental Compliance

Tenant shall not cause any hazardous or toxic wastes, hazardous or toxic substances or hazardous or toxic materials (collectively, “Hazardous Materials”) to be used, generated, stored or disposed of on, under or about, or transported to or from, the Premises (collectively, “Hazardous Materials Activities”) without first receiving Landlord’s written consent, which may be withheld for any reason and revoked at any time.  If Landlord consents to any such Hazardous Materials Activities, Tenant shall conduct them in strict compliance (at Tenant’s expense) with all applicable Regulations, as hereinafter defined, and using all necessary and appropriate precautions.  Landlord shall not be liable to Tenant for any Hazardous Materials Activities by Tenant, Tenant’s employees, agents, contractors, licensees or invitees, whether or not consented to by Landlord.  Tenant shall indemnify, defend with counsel acceptable to Landlord and hold Landlord harmless from and against any claims, damages, costs and liabilities, arising out of Tenant’s Hazardous Materials Activities.  For purposes hereof, Hazardous Materials shall include but not be limited to substances defined as “hazardous substances,” “toxic substances,” or “hazardous wastes” in the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the federal Hazardous Materials Transportation Act, as amended; and the federal Resource Conservation and Recovery Act, as amended (“RCRA”); those substances defined as “hazardous wastes” in the Massachusetts Hazardous Waste Facility Siting Act, as amended (Massachusetts General Laws Chapter 21D); those substances defined as “hazardous materials” or “oil” in Massachusetts General Laws Chapter 21E, as amended; and as such substances are defined in any regulations adopted and publications promulgated pursuant to said laws (collectively, “Regulations”).  Before using, storing or maintaining any Hazardous Materials on or about the Premises, Tenant shall provide Landlord with a list of the types and quantities thereof, and shall update such list as necessary for continued accuracy.  Tenant shall also provide Landlord with a copy of any Hazardous Materials inventory statement required by any applicable Regulations, and any update filed in accordance with any applicable Regulations.  If Tenant’s activities violate or create a risk of violation of any Regulations, Tenant shall cease such activities immediately upon notice from Landlord.  Tenant shall immediately notify Landlord both by telephone and in writing of any spill or unauthorized discharge of Hazardous Materials or of any condition constituting an imminent hazard under any Regulations.  Landlord, Landlord’s representatives and employees may enter the Premises at any time during the Term to inspect Tenant’s compliance herewith, and may disclose any violation of any Regulations to any governmental agency with jurisdiction.  Nothing herein shall prohibit Tenant form using minimal quantities of cleaning fluid and office supplies which may constitute Hazardous Materials but which are customarily present in premises devoted to office use, provided that such use is in compliance with all applicable laws and subject to all of the other provisions of this Section 14.23. Landlord hereby confirms and agrees that Tenant shall have no liability for the environmental condition of the Premises, the Building or the Property prior to the Commencement Date (except as may arise from any entry by Tenant prior to that date).

14.23.	Exhibits

Exhibits A, B, B-1, B-2, and B-3, C, C-1, D, E, F, G, G-1, H, I, J, K, and L attached hereto are hereby incorporated by reference as fully as if set forth herein in full.

14.24.	Governing Law

This Lease shall be governed exclusively by the provisions hereof and by the Laws of the Commonwealth of Massachusetts, as the same may from time to time exist.

14.25.	Evidence of Authority.

If Tenant is an entity, Tenant shall, simultaneously with the delivery to Landlord of this Lease, deliver to Landlord a Secretary’s Certificate or similar instrument evidencing that the execution of this Lease by Tenant has been properly authorized and that the individual executing this Lease on behalf of Tenant is authorized to do so.

14.26.	Representations and Warranties of Tenant.

Tenant (and, if Tenant is a corporation, partnership, limited liability company or other legal entity, such corporation, partnership, limited liability company or entity) hereby makes the following representations and warranties, each of which is material and being relied upon by Landlord, is true in all respects as of the date of this Lease, and shall survive the expiration or termination of the Lease.  Tenant shall re-certify such representations to Landlord periodically, upon Landlord’s reasonable request.

a.
If Tenant is an entity, Tenant is duly organized, validly existing and in good standing under the laws of the state of its organization, and is qualified to do business in the state in which the Premises is located, and the persons executing this Lease on behalf of Tenant have the full right and authority to execute this Lease on behalf of Tenant and to bind Tenant without the consent or approval of any other person or entity.  Tenant has full power, capacity, authority and legal right to execute and deliver this Lease and to perform all of its obligations hereunder.  This Lease is a legal, valid and binding obligation of Tenant, enforceable in accordance with its terms.

b.
Tenant has not (1) made a general assignment for the benefit of creditors, (2) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by any creditors, (3) suffered the appointment of a receiver to take possession of all or substantially all of its assets, (4) suffered the attachment or other judicial seizure of all or substantially all of its assets, (5) admitted in writing its inability to pay its debts as they come due, or (6) made an offer of settlement, extension or composition to its creditors generally.

c.	Tenant is not in violation of any Anti-Terrorism Law (hereinafter defined).

d.	Tenant is not, as of the date hereof:

i.
conducting any business or engaging in any transaction or dealing with any Prohibited Person (hereinafter defined), including the governments of Cuba, Iran, North Korea, Myanmar and Syria and, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person;

ii.	dealing in, or otherwise engaging in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or

iii.
engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate any of the prohibitions set forth in, any Anti-Terrorism Law.

e.	Neither Tenant nor any of its affiliates, officers, directors, shareholders, members or lease guarantor, as applicable, is a Prohibited Person.

If at any time any of these representations becomes false, then it shall be considered a material default under this Lease.

As used herein, "Anti-Terrorism Law" is defined as any law relating to terrorism, anti-terrorism, money-laundering or anti-money laundering activities, including without limitation the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, Executive Order No. 13224, Title 3 of the USA Patriot Act, and any regulations promulgated under any of them.  As used herein "Executive Order No. 13224" is defined as Executive Order No. 13224 on Terrorist Financing effective September 24, 2001, and relating to “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism", as may be amended from time to time.  "Prohibited Person" is defined as (i) a person or entity that is listed in the Annex to Executive Order No. 13224, or a person or entity owned or controlled by an entity that is listed in the Annex to Executive Order No. 13224; (ii) a person or entity with whom Landlord is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; or (iii) a person or entity that is named as a "specially designated national and blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/t11sdn.pdf or at any replacement website or other official publication of such list. "USA Patriot Act" is defined as the "Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001" (Public Law 107-56), as may be amended from time to time.

14.27.	Landlord’s Representations and Warranties

a.
Landlord is duly organized, validly existing and in good standing under the laws of the state of its organization, and is qualified to do business in the state in which the Premises is located, and the persons executing this Lease on behalf of Landlord have the full right and authority to execute this Lease on behalf of Landlord and to bind Landlord without the consent or approval of any other person or entity.  Landlord has full power, capacity, authority and legal right to execute and deliver this Lease and to perform all of its obligations hereunder.  This Lease is a legal, valid and binding obligation of Landlord, enforceable in accordance with its terms.

b.	To Landlord’s knowledge, the status of the title of the Property is as set forth in the title policy attached hereto as Exhibit I.

c.
Landlord's Work in the Premises, shall be constructed in accordance with all applicable federal, state, and local laws, ordinances and regulations, free of all mechanics and materialmen's liens (subject to Landlord’s right to bond over the same in accordance with Section 4.2(a) above).

d.
Landlord has no knowledge of any matters related to the environmental condition of the Property, other than as set forth in the following environmental site assessment: Air Quality/ Microbial Investigation report dated on or about October 10, 2003 and Notice of Activity and Use Limitation Fuel Oil Release dated on or about May 20, 1998.

14.28.	Force Majeure Event

For purposes of this Lease, a Force Majeure Event” shall include: Acts of God, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations, unusually severe weather, or other similar causes beyond a party’s reasonable control, but shall not include the financial incapacity of a party.

ARTICLE XV

TENANT OPTION TO EXTEND

15.1.	Fair Market Rent

Whenever any provision of this Lease provides that the Fair Market Rent shall be calculated, it shall mean the fair rent for the Premises as of the commencement of the period in question under market conditions for comparable office space in the Newton/Wellesley/Waltham market, as well as such annual increases in rent for the period in question as are reasonably consistent with then current market conditions. Fair Market Rent shall be determined by agreement between Landlord and Tenant, but if Landlord and Tenant are unable to agree upon the Fair Market Rent within thirty (30) days after the date on which Tenant delivers notice of its exercise of its option to extend under Section 15.2 below, then Tenant shall have the right to withdraw its exercise of the option to extend by written notice delivered to Landlord (“Withdrawal Notice”) within such thirty-day period.  If Tenant does not deliver a Withdrawal Notice within such thirty-day period, or if Landlord and Tenant mutually agree to proceed with the process described herein, the Fair Market Rent shall be determined by appraisal made as hereinafter provided by a board of three (3) reputable independent commercial real estate brokers, each of whom shall have at least ten (10) years of experience in the eastern Massachusetts rental market for comparable properties and each of whom is hereinafter referred to as "appraiser". Tenant and Landlord shall each appoint one such appraiser and the two appraisers so appointed shall appoint the third appraiser. The cost and expenses of each appraiser appointed separately by Tenant and Landlord shall be borne by the party who appointed the appraiser. The cost and expenses of the third appraiser shall be shared equally by Tenant and Landlord. Landlord and Tenant shall appoint their respective appraisers within fifteen (15) days after the expiration of such twenty (20) day period, and shall designate the appraisers so appointed by notice to the other party. The two appraisers so appointed and designated shall appoint the third appraiser within fifteen (15) days after their appointment, and shall designate such appraiser by notice to Landlord and Tenant. The board of three appraisers shall determine the Fair Market Rent of the space in question as of the commencement of the period to which the Fair Market Rent shall apply and shall notify Landlord and Tenant of their determinations within thirty (30) days of their appointment. If the determinations of the Fair Market Rent of any two or all three of the appraisers shall be identical in amount, said amount shall be deemed to be the Fair Market Rent of the Premises. If the determinations of all three appraisers shall be different in amount, the average of the two values nearest in amount shall be deemed the Fair Market Rent. Notwithstanding the foregoing, if either party shall fail to appoint its appraiser within the period specified above (such party referred to hereinafter as the "failing party"), the other party may serve notice on the failing party requiring the failing party to appoint its appraiser within five (5) days of the giving of such notice and if the failing party shall not respond by appointment of its appraiser within said five (5) day period, then the appraiser appointed by the other party shall be the sole appraiser hereunder.  The determination of Fair Market Rent by the appraisers hereunder shall be final and binding upon the parties.

15.2.	Option to Extend

Tenant shall have the right and option to extend the Term for one (1) additional period of five (5) years (“Extension Term”), commencing the day after the expiration of the Initial Term, and ending on the fifth (5th) anniversary thereof, provided that (a) Tenant shall give Landlord notice of Tenant’s exercise of such option no more than fifteen (15) months and no less than twelve (12) months prior to the expiration of the Initial Term, (b) Tenant has not assigned this Lease or sublet more than 25% of the Premises (in either case other than as part of a Permitted Transaction), and (c) Tenant shall not be in default beyond any applicable notice or cure periods at the time of giving such notice or at the commencement of the Extension Term in the performance or observance of any of the terms and provisions of this Lease on the part of the Tenant to be performed or observed.  Prior to the exercise by Tenant of such option, the expression “Term” shall mean the Initial Term, and after the exercise by Tenant of such option, the expression “Term” shall mean the Term as it has been then extended.  All of the terms, covenants, conditions, provisions and agreements in this Lease contained shall be applicable to the then extended Term, except as hereinafter set forth.  If Tenant shall give notice of its exercise of this option to extend in the manner and within the time period provided aforesaid, the Term shall be extended upon the giving of such notice without the requirement of any further action on the part of either Landlord or Tenant.  If Tenant shall fail to give timely notice of the exercise of such option as aforesaid, Tenant shall have no right to extend the Term of this Lease, time being of the essence of the foregoing provisions.  The Basic Rent payable during each Extension Term shall be the greater of (a) 100% of the Basic Rent for the last year of the Initial Term, or (b) the Fair Market Rent determined in accordance with Section 15.1 above.  This option shall be personal to Tenant and its Affiliates or to any party that acquired the interest of Tenant under this Lease as part of a Permitted Transaction, and shall not be exercisable by any other party.

ARTICLE XVI

RIGHT OF FIRST OFFER TO LEASE

Tenant shall have a right of first offer as to any space contiguous to the Premises in Building One which becomes available from time to time on the terms set forth herein, provided that (a) this Lease is in full force and effect, (b) Tenant has not assigned this Lease or sublet more than 25% of the Premises (in either case other than as part of a Permitted Transaction), (c) Tenant is not in default, beyond any applicable notice and cure periods, in the performance or observance of any of the terms and provisions of this Lease on the part of the Tenant to be performed or observed, (d) Landlord shall have no obligation to make any offer to Tenant hereunder if, at such time as an offer would otherwise be required to be made hereunder, there are 364 or fewer days remaining in the Term, as the same may have been extended at such time, and (e) any such space shall be offered for a term co-terminous with the Term of this Lease, except during the last three (3) years of the Term.  Such offer shall be on such terms and conditions as Landlord shall elect in its sole discretion.  Landlord shall provide written notice of the availability of the space to Tenant.  If Tenant fails to accept Landlord’s offer on the terms set forth therein within fifteen (15) days from delivery of Landlord’s notice, Landlord shall have the free right to lease such space to any third party on such terms as it may elect in its sole discretion, provided, however, that if the rent and other economic consideration in any contemplated lease for such space to a third party is less than ninety percent (90%) of the rent and other economic consideration under which such space was offered to Tenant, Landlord must again present an offer to Tenant with respect to such space on such lower terms in accordance with the provision hereof, for the same length of term as offered to the third party (provided that the same shall not vest  in Tenant any right to extend the Term of this Lease).  In addition,  (a) Landlord shall reoffer any space to Tenant which has not been leased by Landlord to a third party within twelve (12) months after the date Landlord has offered such space to Tenant hereunder, and (b) if a third party has leased a portion of space declined by Tenant hereunder, Landlord shall reoffer the remaining space to Tenant in  accordance with this Article XVI within thirty (30) days after Landlord has executed a lease with such third party.

Time is of the essence of the foregoing provisions.  Tenant shall be entitled only to accept Landlord’s offer as to the space set forth in the offer and no lesser portion thereof.  In the event that Tenant provides timely written acceptance of Landlord’s offer, the parties shall enter into an amendment to this Lease which incorporates the offered space into the Premises on the terms set forth herein.  This right shall be personal to Tenant and its Affiliates or to any party that acquired the interest of Tenant under this Lease as part of a Permitted Transaction, and shall not be exercisable by any other party.

[End of text on page]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed, under seal, by persons hereunto duly authorized, in multiple copies, each to be considered an original hereof, as of the date first set forth above.

LANDLORD:	TENANT:
MA-RIVERSIDE PROJECT, L.L.C., a Delaware limited liability company By:__________________________ Name: Title:	TECH TARGET, INC., a Delaware corporation
By:__________________________________ Name: Title: